INDEPENDENT AUDITOR'S REPORT



To The Shareholders and
Board of Trustees
Banc Stock Group Fund:

We have audited the accompanying statement of assets and liabilities of Banc Stock Group Fund, including the schedule of portfolio investments, as of February 29, 2000, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and financial highlights for each of the two years and for the period from August 1, 1997 (commencement of operations) to February 28, 1998 in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments and cash owned as of February 29, 2000, by correspondence
with the custodian and brokers.   An audit also includes assessing
the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Banc Stock Group Fund as of February 29, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the two years and for the period from August 1, 1997 (commencement of operations) to February 28, 1998 in the period then ended, in conformity with generally accepted accounting principles.




McCurdy & Associates CPA's, Inc.
Westlake, Ohio
March 22, 2000